Registration Statement No. ____________

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

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                               MAXXZONE.COM, INC.
             (Exact name of registrant as specified in its charter)


               Nevada                                     88-0503197
 (State or other jurisdiction of                  (I.R.S. Employer ID. No.)
  incorporation or organization)


                    1770 N. Green Valley Parkway, Suite 3214
                             Henderson, Nevada 89014
                                 (702) 616-7337
                    (Address of Principal Executive Offices)

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Consulting Services Agreements dated February 12, 2004, by and between
MaxxZone.com, Inc. and Aequitas Ventures Corp., Bartholomew International Investments Ltd., Inc., Daedalus Ventures, Inc., Chris Ebersole, Dan Hollis, The Otto Law Group, PLLC, Armando Rosa, Jr., Victor Romero and Nicole Van Collier. (Full Title of Plan)

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                            The Otto Law Group, PLLC
                          900 Fourth Avenue, Suite 3140
                            Seattle, Washington 98164
                                 (206) 262-9545
      (Name, Address and Telephone Number of Agent for Service of Process)

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If any of the Securities being registered on this Form S-8 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ____

TOTAL OF SEQUENTIALLY NUMBERED PAGES: 53

EXHIBIT INDEX ON SEQUENTIALLY NUMBERED PAGE: 6

                         CALCULATION OF REGISTRATION FEE

                                         Proposed Maximum      Proposed Maximum
Title of Securities    Amount to be      Offering Price Per    Aggregate Offering    Amount
to be Registered       Registered        Share (1)             Price (1)             of Fee
-------------------    ------------      ------------------    ------------------    ------
Common Stock,          60,500,000        $0.015                 $907,500             $114.98
$0.001 par value

(1) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(h). On February 17, 2004, the fair market value of MaxxZone.com, Inc. common stock, determined from its closing price on the Over-the-Counter Bulletin Board, was $0.015 per share. On this basis, the maximum aggregate offering price for the shares being registered hereunder is $1,907,500, and this is the basis for computing the filing fee in accordance with Rule 457(h) and at a rate of the aggregate offering price multiplied by ..00012670.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The  following   documents  are  hereby   incorporated   by  reference  in  this
Registration Statement:

(a) The Registrant's Annual Report dated April 7, 2003 on Form 10-KSB, filed with the Commission on April 14, 2003.

(b) All other reports and documents subsequently filed by the Registrant's Annual Report dated April 7, 2003 on Form 10-KSB, filed with the Commission on April 14, 2003, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

(c) The description of the Registrant's securities contained in the Registrant's registration statement on Form 10-SB, as filed with the Securities and Exchange Commission on December 31, 2001, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Certain legal matters with respect to the legality of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by The Otto Law Group, PLLC ("TOLG"). As of the date of this Registration Statement, David M. Otto, an affiliate of TOPLG beneficially own approximately 10,000 shares of the Registrant's Common Stock, all of which are being registered herein.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.751 of the Nevada General Corporation Law allows the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The Registrant may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any such amounts if it is later determined that such person was not entitled to be indemnified by the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following exhibits are filed herewith.

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------

4.1 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Aequitas Ventures Corp.

4.2 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Armando Rosa, Jr.

4.3          Form of Consulting  Services  Agreement  dated February 12, 2004 by
             and  between  MaxxZone.com,   Inc.  and  Bartholomew  International
             Investments Ltd., Inc.

4.4 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Chris Ebersole.

4.5 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Daedalus Ventures, Inc., a New York corporation.

4.6 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Dan Hollis.

4.7 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Nicole Van Collier.

4.8 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and The Otto Law Group, PLLC.

4.9 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Victor Romero

5.1          Opinion of The Otto Law Group, PLLC

23.1         Consent of Beckstead & Watts, LLP

23.2         Consent of The Otto Law Group, PLLC (Included in Exhibit 5.1)

24.1         Power of Attorney (See page 6 of this registration statement)

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

The Registrant and each person whose signature appears below hereby appoints each of Victor Romero as attorney-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yorba Linda and State of California on the 17th day of February, 2004.

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yorba Linda, the State of California on the 17th day of February, 2004.

                                        MAXXZONE.COM, INC.


                                        By:  /s/ Victor Romero
                                             ----------------------------------
                                             Victor Romero, Attorney-in-Fact

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Victor Romero his or her attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  SIGNATURE               TITLE                                   DATE
  ---------               -----                                   ----

/s/ Roland Becker         President, Chief Executive        February 17, 2004
-------------------       Officer and Director
    Roland Becker


                                  EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------

4.1 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Aequitas Ventures Corp.

4.2 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Armando Rosa, Jr.

4.3          Form of Consulting  Services  Agreement  dated February 12, 2004 by
             and  between  MaxxZone.com,   Inc.  and  Bartholomew  International
             Investments Ltd., Inc.

4.4 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Chris Ebersole.

4.5 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Daedalus Ventures, Inc., a New York corporation.

4.6 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Dan Hollis.

4.7 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Nicole Van Collier.

4.8 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and The Otto Law Group, PLLC.

4.9 Form of Consulting Services Agreement dated February 12, 2004 by and between MaxxZone.com, Inc. and Victor Romero 5.1 Opinion of The Otto Law Group, PLLC

23.1         Consent of Beckstead & Watts, LLP

23.2         Consent of The Otto Law Group, PLLC (Included in Exhibit 5.1)

24.1         Power of Attorney (See page 6 of this registration statement)